EXHIBIT 10.1


           SUPPLEMENTAL INDENTURE, dated as of December 1, 2004 (this "Supplemental Indenture"), among Barney's, Inc., a New York corporation (the "Company"), Barneys New York, Inc. and the subsidiaries of the Company that are guarantors under the Indenture defined below (collectively, the "Guarantors"), and Wilmington Trust Company, as trustee under the Indenture (the "Trustee").

                               W I T N E S S E T H

           WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of April 1, 2003 (the "Indenture"), among the Company, the Guarantors and the Trustee, pursuant to which the Company issued an aggregate principal amount at maturity of $106,000,000 of its 9.000% Senior Secured Notes due 2008 (the "Notes");

           WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Company, the Guarantors and the Trustee may amend the Indenture and the Notes (including, without limitation, to eliminate provisions thereof) with the consent of the holders of at least a majority in principal amount at maturity of the then outstanding Notes (the "Requisite Holders");

           WHEREAS, the Company desires to execute and deliver an amendment to the Indenture for the purposes of eliminating and amending certain of the principal restrictive covenants and certain other provisions contained in the Indenture and the Notes;

           WHEREAS, the Company has caused to be delivered to the Holders of the Notes (the "Holders") an Offer to Purchase and Consent Solicitation Statement, dated November 17, 2004 (as the same may be amended from time to time, the "Offer to Purchase" ) and the related Consent and Letter of Transmittal, pursuant to which the Company has (i) offered to purchase for cash any and all of the outstanding Notes (such offer on the terms set forth in the Offer to Purchase and such Consent and Letter of Transmittal, the "Offer") and (ii) solicited consents to the adoption of amendments to the Indenture, as set forth in Section 2 hereof (the "Amendments") and amendments to the Security Documents (as defined in the Offer to Purchase, the "Amended Security Documents"), and

           WHEREAS, the Company has received the written consents of the Requisite Holders to the Amendments;

           WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized and all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement have been duly performed and complied with; and


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           WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

           NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantors and the Trustee agree as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Amendment of Certain Provisions of the Indenture. The Indenture is hereby amended to provide that, effective upon the Operative Time (as defined below):

           (a) SECTION 3.09. The text of Section 3.09 (Offer to Purchase by Application of Excess Proceeds) of the Indenture and any corresponding provisions in the Notes are hereby deleted in their entirety and replaced with "[Intentionally Omitted]" and all references made thereto throughout the Indenture and the Notes are hereby deleted in their entirety.

           (b) ARTICLE 4. The text of the following provisions of Article 4 of the Indenture and any corresponding provisions in the Notes are hereby deleted in their entirety and replaced with "[Intentionally Omitted]" and all references made thereto throughout the Indenture and the Notes are hereby deleted in their entirety:

Section 4.03     Reports
Section 4.04     Compliance Certificate
Section 4.05     Taxes
Section 4.06     Stay, Execution and Usury Laws
Section 4.07     Restricted Payments
Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
Section 4.09     Incurrence of Indebtedness and Issuance of Preferred Stock
Section 4.10     Asset Sales
Section 4.11     Transactions with Affiliates
Section 4.12     Liens
Section 4.13     Business Activities
Section 4.15     Change of Control
Section 4.16 Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries
Section 4.17     Payments for Consent
Section 4.18     Additional Note Guarantees and Note Liens
Section 4.20     Designation of Restricted and Unrestricted Subsidiaries
Section 4.21     Restrictions on Activities of Holdings
Section 4.23     Excess Cash Flow Offers
Section 4.24     Limitation on Capital Expenditures


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           (c) SECTION 5.01. The text of Section 5.01 (Merger, Consolidation, or
Sale of Assets) of the Indenture and any corresponding provisions in the Notes are hereby deleted in their entirety and replaced with "[Intentionally Omitted]" and all references made thereto throughout the Indenture and the Notes are hereby deleted in their entirety.

           (d) SECTION 6.01. All references in Section 6.01 (Events of Default) of the Indenture to, and all Events of Default arising as a result of non-compliance with, any of the Sections specified in paragraph 2(a), 2(b) and 2(c) above in this Supplemental Indenture, and any corresponding provisions in the Notes are hereby deleted or eliminated, as applicable, and all references made thereto throughout the Indenture and the Notes are hereby deleted in their entirety. The text of the following provisions of Section 6.01 (Events of Default) of the Indenture and any corresponding provisions in the Notes are hereby deleted in their entirety and replaced with "[Intentionally Omitted]" and all references made thereto throughout the Indenture and the Notes are hereby deleted in their entirety:

Section 6.01(3)  Failure to Comply with Certain Provisions
Section 6.01(5)  Cross Defaults and Cross Acceleration
Section 6.01(6)  Judgment Defaults

           (e) SECTION 10.04. The text of Section 10.04 (Guarantors May Consolidate, etc. on Certain Terms) of the Indenture and any corresponding provisions in the Notes are hereby deleted in their entirety and replaced with "[Intentionally Omitted]" and all references made thereto throughout the Indenture and the Notes are hereby deleted in their entirety.

           (f) DEFINITIONS. Terms defined in the Indenture shall be deemed deleted when reference to such definitions would be eliminated as a result of the Amendments.

           3. Operative Time. Notwithstanding the execution of this Supplemental Indenture on the date hereof, the Amendments shall not amend the Indenture and become operative unless and until the Company accepts for purchase all of the outstanding Notes validly tendered for purchase pursuant to the Offer as of such date and a majority in principal amount at maturity of the outstanding Notes have been tendered as of the date hereof (the date and the time of such acceptance being referred to herein as the "Operative Time"). The Company will provide a written notice to the Trustee as soon as reasonably practicable after the determination of such Operative Time. At the Operative Time, the Amendments effected hereby shall be deemed fully operative without any further notice or action on the part of the Company, the Guarantors, the Trustee, the Holders or any other person. In the event that the Offer is terminated or withdrawn, or any condition of the Offer and the consent solicitation is not satisfied or waived by the Company, this Supplemental Indenture shall be null and void.


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           4. Miscellaneous.

           (a) Indenture Ratified. Except as otherwise provided herein, the Indenture is in all respects ratified and confirmed.

           (b) Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  (c) Trustee Not Responsible. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.

           (d) Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

           (e) Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act of 1939, as amended, the required provision shall control.

           (f) Severability. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



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           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

                                          BARNEY'S, INC.



                                          By:    /s/ Steven M. Feldman
                                                 -------------------------------
                                          Name:  Steven M. Feldman
                                          Title: Executive Vice President and
                                                 Chief Financial Officer



                                          GUARANTORS:



                                          BARNEYS NEW YORK, INC.
                                          BARNEYS AMERICA, INC.
                                          BARNEYS (CA) LEASE CORP.
                                          BARNEYS (NY) LEASE CORP.
                                          BASCO ALL-AMERICAN SPORTSWEAR CORP.
                                          BNY LICENSING CORP.
                                          BARNEYS AMERICA (CHICAGO)  LEASE CORP.



                                          By:    /s/ Steven M. Feldman
                                                 -------------------------------
                                          Name:  Steven M. Feldman
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

                                          TRUSTEE:

                                          WILMINGTON TRUST COMPANY, as Trustee

                                          By:     /s/ Kristin F. Long
                                                 -------------------------------
                                          Name:   Kristin F. Long
                                          Title:  Financial Services Officer




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